Exhibit 1




                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use of our report dated October 18, 1999 relating to the Control Systems Business Unit of Scientific-Atlanta, Inc. in this Current Report on Form 8-K/A of Data Systems & Software Inc. and to the incorporation by reference in the Registration Statement of Data Systems & Software Inc. on Form S-3 (Registration No. 333-90017) and in the Registration Statements of Data Systems & Software Inc. on Forms S-8 (Registration Nos. 33-88422, 33-94974, 33-99196, 333-36159 and 333-65799).


Arthur Andersen LLP

Atlanta, Georgia
November 9, 1999